                                                                   Exhibit 23.05


                                                                          [LOGO]

                                                                    [LETTERHEAD]

                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



MATRIX FUNDING CORPORATION

         We hereby consent to the use in this Registration Statement of our report dated August 8, 1997, except for Notes 1, 3, 5, and 16, which are dated January 17, 1998, with respect to the financial statements of Matrix Funding Corporation included in Post-Effective Amendment No. 2 to Form S-1 (File No. 333-53779) and to the reference to our Firm under the caption "Experts" in the Registration Statement on Form S-1, filed with the Securities and Exchange Commission.


                                                            /s/ TANNER + CO.


Salt Lake City, Utah
August 26, 1998